EXHIBIT 99.1

Liberty Media International Announces
Preliminary Results of Rights Offering

ENGLEWOOD, Colo., Aug. 24 — Liberty Media International (NASDAQ: LBTYA, LBTYB) (LMI) announced today the preliminary results of its previously announced rights offering, which expired in accordance with its terms at 5:00 p.m., New York City time, on August 23, 2004.

Each series of subscription rights was fully subscribed, including pursuant to the exercise of oversubscription privileges. The exact number of shares of each series of LMI common stock available for allocation pursuant to oversubscription exercises will be determined by Friday, August 27, 2004. Proration of oversubscription shares will be made in accordance with the procedures described in the prospectus for the rights offering.

Liberty Media International, Inc. (NASDAQ: LBTYA, LBTYB) owns interests in broadband distribution and content companies operating outside the U.S., principally in Europe, Asia, and Latin America. Through its subsidiaries and affiliates, LMI is the largest cable television operator outside the United States in terms of video subscribers. LMI’s businesses include UnitedGlobalCom, Inc., Jupiter Telecommunications Co., Ltd., Jupiter Programming Co., Ltd., Liberty Cablevision of Puerto Rico, Inc. and Pramer S.C.A.

Contact: Mike Erickson 800-783-7676